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                                                                    EXHIBIT 11
                              ARIEL CORPORATION
                STATEMENT OF COMPUTATION OF PER SHARE AMOUNTS

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                                                                For the Years Ended December 31,
                                                       --------------------------------------------------
                                                             1996             1995              1994
                                                        --------------   ---------------    --------------
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Primary:
     Net loss for the period  .......................    $(8,801,457)      $ (3,223,401)   $(1,399,072)
                                                        ==============   ===============    ==============
     Weighted average number of shares of common
        stock outstanding ...........................      7,979,249         4,739,083       2,993,011
     Shares issuable upon exercise of outstanding
        options and warrants ........................             --                --              --
     Shares assumed to be acquired in accordance
        with the treasury stock method ..............             --                --              --
                                                        --------------   ---------------    --------------
     Shares used in computing per share loss  .......      7,979,249         4,739,083       2,993,011
                                                        ==============   ===============    ==============
     Net loss per share  ............................    $     (1.10)      $     (0.68)    $     (0.47)
                                                        ==============   ===============    ==============
Fully Diluted:
     Net loss for the period  .......................    $(8,801,457)      $(3,223,401)    $(1,399,072)
                                                        ==============   ===============    ==============
     Weighted average number of shares outstanding  .      7,979,249         4,739,083       2,993,011
     Shares issuable upon exercise of outstanding
        options and warrants ........................      2,788,136         2,966,641         221,000
     Shares assumed to be acquired in accordance
        with the treasury stock method ..............     (1,667,337)       (1,053,332)       (142,159)
                                                        --------------   ---------------    --------------
     Shares used in computing per share loss  .......      9,100,048         6,652,392       3,071,852
                                                        ==============   ===============    ==============
     Net loss per share  ............................    $      (.97)      $     (0.48)    $     (0.45)
                                                        ==============   ===============    ==============
Staff Accounting Bulletin No. 64:
     Net loss for period  ...........................                                      $(1,399,072)
                                                                                            ==============
     Weighted average number of shares of common
        stock outstanding ...........................                                        2,993,011
     Shares issued within one year or in
        contemplation of the Company filing its
        registration statement ......................                                          374,989
     Shares assumed to be acquired in accordance
        with the treasury stock method ..............                                         (202,617)
                                                                                            --------------
     Shares used in computing per share loss  .......                                        3,165,383
                                                                                            ==============
     Net loss per share  ............................                                      $     (0.44)
                                                                                            ==============
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